Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
Dynatronics Corporation
Salt Lake City, Utah
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2016, relating to the consolidated financial statements of Dynatroincs Corporation appearing in the Company's Annual Report on Form 10-K/A for the year ended June 30, 2016.
We also consent to the reference to us under the caption "Experts" in the Prospectus.
/s/ BDO USA, LLP
BDO USA, LLP
Salt Lake City, Utah
February 1, 2017